Exhibit 99.1

Contacts:
Brian W. Poff	Dru Anderson
Executive Vice President, Chief Financial Officer	CCI FINN Partners
Addus HomeCare Corporation	(615) 324-7346
(469) 535-8200	dru.anderson@finnpartners.com
investorrelations@addus.com

ADDUS HOMECARE ANNOUNCES SECOND QUARTER 2022 FINANCIAL RESULTS

Frisco, Texas (August 1, 2022) – Addus HomeCare Corporation (NASDAQ: ADUS), a provider of home care services, today announced its financial results for the second quarter and six months ended June 30, 2022.

Second Quarter 2022 Highlights:

•	Revenues Grow 8.7% to $236.9 Million

•	Net Income of $11.3 Million, or $0.70 per Diluted Share

•	Adjusted Earnings per Diluted Share Increases to $0.91

•	Adjusted EBITDA Increases 3.1% to $25.1 Million

•	Cash flow from operations of $56.5 Million

Overview

Net service revenues were $236.9 million for the second quarter of 2022, an 8.7% increase compared with $217.9 million for the second quarter of 2021. Net income was $11.3 million for the second quarter of 2022, compared with $11.6 million for the second quarter of 2021, while net income per diluted share was $0.70 compared with $0.72 for the same period a year ago. Adjusted EBITDA increased 3.1% to $25.1 million for the second quarter of 2022 from $24.3 million for the second quarter of 2021. Adjusted net income per diluted share was $0.91 for the second quarter of 2022 compared with $0.90 for the second quarter of 2021. Adjusted net income per diluted share for the second quarter of 2022 excludes acquisition and de novo expenses of $0.08 and stock-based compensation expense of $0.13. (See the end of press release for a reconciliation of all non-GAAP and GAAP financial measures.)

For the first six months of 2022, net service revenues increased 9.5% to $463.6 million from $423.2 million for the prior-year period. Net income was $19.7 million for the first six months of 2022 compared with $20.5 million for the same period in 2021, and net income per diluted share was $1.22 compared with $1.28 per diluted share. Adjusted net income was $27.1 million compared with $27.4 million for the first six months of 2021, while adjusted net income per diluted share was $1.68 compared with $1.71 for the prior-year period. Adjusted EBITDA increased 5.4% to $47.5 million for the first six months of 2022 from $45.1 million for the first six months of 2021.

Commenting on the results, Dirk Allison, Chairman and Chief Executive Officer, said, “Second quarter performance reflected strong demand for our home-based care services, and we saw the expected improvement in our volumes coming off the Omicron wave in the first quarter. We have continued to execute our growth strategy and achieve favorable results in revenue and profitability with strong cash flow from operations. We were also pleased to see improved labor trends in our personal care segment, but like most healthcare providers, we continue to face a tight labor market for clinical staff in our home health and hospice segments. We are particularly encouraged by positive initial results from our efforts to implement new caregiver hiring and retention strategies in personal care, our largest segment.”

“Our results for the second quarter reflect positive trends in each of our operating segments. Personal care revenues, which accounted for 73.6% of overall revenue, were up 2.5% on a same-store basis. The 24.6% growth in home health reflects strong admissions and the addition of the operations of

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ADUS Announces Second-Quarter 2022 Financial Results

August 1, 2022

Armada Home Health and Summit Home Health that were both acquired in 2021. Our hospice segment accounted for 22.0% of revenues for the second quarter and included the first full quarter of the acquired operations of JourneyCare, which closed on February 1, 2022. We are seeing incremental improvement in our hospice care segment as median length of stay continues to normalize and was up to 23 days in the second quarter. While same store new admissions were slightly lower sequentially, this was offset by the addition of the JourneyCare operations in Chicago, where our system integration is substantially completed. We remain very excited about the opportunities for our Chicago area hospice and home health operations in our largest personal care market.”

Cash and Liquidity

The Company has focused on maintaining a strong financial position in 2022. During the second quarter, Addus paid down approximately $60.0 million on its revolving credit facility, reducing its outstanding bank debt balance to $196.3 million. As of June 30, 2022, the Company had cash of $120.9 million, with capacity and availability under its revolving credit facility of $376.4 million and $168.4 million, respectively. Net cash provided by operating activities was $56.5 million for the second quarter of 2022, inclusive of a net $14.2 million in ARPA funding.

Looking Ahead

Allison added, “We continue to see opportunities for growth both organically and through acquisitions. Our strategic focus is to target expansion opportunities in states where we have a strong existing presence. Acquisitions remain an integral part of our growth strategy, and we continue to have a robust pipeline of acquisition opportunities. We remain well-capitalized and have the flexibility to pursue acquisitions that meet our criteria in all our service lines.

“The COVID-19 pandemic and reduced availability of hospital beds over the past two years pushed more care delivery to the home setting, with favorable patient outcomes and satisfaction driving higher demand. Addus has been a leader in providing quality home-based patient care with a proven operating model across the care continuum, and we are well positioned for continued growth in the home care sector. We have continued to make investments in data analytic capabilities and technologies to drive efficiencies and enhance caregivers’ abilities to coordinate effective care in the home and we believe we’re currently managing labor and other industry challenges effectively. As always, our primary objective is to provide outstanding care to our patients and their families, and we look forward to the opportunities ahead,” said Allison.

Non-GAAP Financial Measures

The information provided in this release includes adjusted net income, adjusted EBITDA and adjusted net income per diluted share, which are non-GAAP financial measures. The Company defines adjusted net income as net income before acquisition and de novo expenses, stock-based compensation expense, restructure expenses and other costs, gain or loss on the sale of assets, and retroactive rate increases from Illinois. The Company defines adjusted EBITDA as earnings before interest expense, taxes, depreciation, amortization, acquisition and de novo expenses, stock-based compensation expense, restructure expenses and other costs, loss on the sale of assets, and retroactive rate increases from Illinois. The Company defines adjusted diluted earnings per share as earnings per share, adjusted for acquisition and de novo expenses, stock compensation expense, restructure expenses and other costs, gain or loss on the sale of assets, and retroactive rate increases from Illinois. The Company defined adjusted net income, adjusted EBITDA, adjusted diluted earnings per share to exclude net COVID expenses arising from the pandemic from the second quarter of 2020 to the second quarter of 2021. The Company defines adjusted net service revenues as revenue adjusted for the closure of certain sites. The Company has provided, in the financial statement tables included in this press release, a reconciliation of adjusted net income to net income, a reconciliation of adjusted EBITDA to net income, a reconciliation of adjusted diluted earnings per share to earnings per share, and a reconciliation of adjusted net service revenues to net service revenues, in each case, the most directly comparable GAAP measure. Management believes that adjusted net income, adjusted EBITDA, adjusted diluted earnings per share, and adjusted net service revenues are useful to investors, management and others in evaluating the Company’s operating performance, to provide investors with insight and consistency in the Company’s financial reporting and to present a basis for comparison of the Company’s business operations among periods, and to facilitate comparison with the results of the Company’s peers.

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ADUS Announces Second-Quarter 2022 Financial Results

August 1, 2022

Conference Call

Addus will host a conference call on Tuesday, August 2, 2022, at 9:00 a.m. Eastern time. To access the live call, dial (877) 270-2148 (international dial-in number is (412) 902-6510) and ask to join the Addus HomeCare earnings call. A telephonic replay of the conference call will be available through midnight on August 9, 2022, by dialing 1-877-344-7529 (international dial-in number is (412) 317-0088) and entering pass code 6637024.

A live broadcast of Addus HomeCare’s conference call will be available under the Investor Relations section of the Company’s website: www.addus.com. An online replay will also be available on the Company’s website for one month, beginning approximately two hours following the conclusion of the live broadcast.

Forward-Looking Statements

Certain matters discussed in this press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements may be identified by words such as “preliminary,” “continue,” “expect,” and similar expressions. These forward-looking statements are based on our current expectations and beliefs concerning future developments and their potential effect on us. Forward-looking statements involve a number of risks and uncertainties that may cause actual results to differ materially from those expressed or implied by such forward-looking statements, including discretionary determinations by government officials, the consummation and integration of acquisitions, anticipated transition to managed care providers, our ability to successfully execute our growth strategy, unexpected increases in SG&A and other expenses, expected benefits and unexpected costs of acquisitions and dispositions, management plans related to dispositions, the possibility that expected benefits may not materialize as expected, the failure of the business to perform as expected, changes in reimbursement, changes in government regulations, changes in Addus HomeCare’s relationships with referral sources, increased competition for Addus HomeCare’s services, changes in the interpretation of government regulations, the uncertainty regarding the outcome of discussions with managed care organizations, changes in tax rates, the impact of adverse weather, higher than anticipated costs, lower than anticipated cost savings, estimation inaccuracies in future revenues, margins, earnings and growth, whether any anticipated receipt of payments will materialize, any future impact to our business operations, reimbursements and patient population due to the recent COVID-19 global pandemic, and other risks set forth in the Risk Factors section in Addus HomeCare’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 25, 2022, which is available at www.sec.gov. The financial information described herein and the periods to which they relate are preliminary estimates that are subject to change and finalization. There is no assurance that the final amounts and adjustments will not differ materially from the amounts described above, or that additional adjustments will not be identified, the impact of which may be material. Addus HomeCare undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In addition, these forward-looking statements necessarily depend upon assumptions, estimates and dates that may be incorrect or imprecise and involve known and unknown risks, uncertainties, and other factors. Accordingly, any forward-looking statements included in this press release do not purport to be predictions of future events or circumstances and may not be realized. (Unaudited tables and notes follow).

About Addus HomeCare

Addus HomeCare is a provider of home care services that primarily include personal care services that assist with activities of daily living, as well as hospice and home health services. Addus HomeCare’s consumers are primarily persons who, without these services, are at risk of hospitalization or institutionalization, such as the elderly, chronically ill and disabled. Addus HomeCare’s payor clients include federal, state and local governmental agencies, managed care organizations, commercial insurers and private individuals. Addus HomeCare currently provides home care services to approximately 45,500 consumers through 206 locations across 22 states. For more information, please visit www.addus.com.

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ADUS Announces Second-Quarter 2022 Financial Results

August 1, 2022

ADDUS HOMECARE CORPORATION AND SUBSIDIARIES

Condensed Consolidated Statements of Income

(amounts and shares in thousands, except per share data)

(Unaudited)

	For the Three Months		For the Six Months
	Ended June 30,		Ended June 30,
	2022	2021	2022	2021
Income Statement Information:
Net service revenues	$236,940	$217,893	$463,574	$423,195
Cost of service revenues	161,342	149,083	317,790	293,188

Gross profit	75,598	68,810	145,784	130,007
	31.9%	31.6%	31.4%	30.7%
General and administrative expenses	55,095	48,175	108,247	93,601
Depreciation and amortization	3,609	3,587	7,130	7,188

Total operating expenses	58,704	51,762	115,377	100,789

Operating income	16,894	17,048	30,407	29,218

Total interest expense, net	1,878	1,231	3,640	2,425

Income before income taxes	15,016	15,817	26,767	26,793
Income tax expense	3,766	4,220	7,047	6,302

Net income	$11,250	$11,597	$19,720	$20,491

Net income per diluted share:	$0.70	$0.72	$1.22	$1.28

Weighted average number of common shares outstanding:
Diluted	16,131	16,043	16,113	16,063

	For the Three Months		For the Six Months
	Ended June 30,		Ended June 30,
	2022	2021	2022	2021
Cash Flow Information:
Net cash provided by (used in) operating activities	$56,519	$15,045	$62,502	$(3,321)
Net cash (used in) investing activities	(434)	(907)	(86,028)	(1,928)
Net cash (used in) financing activities	(59,931)	(285)	(24,452)	(429)

Net change in cash	(3,846)	13,853	(47,978)	(5,678)
Cash at the beginning of the period	124,763	125,547	168,895	145,078

Cash at the end of the period	$120,917	$139,400	$120,917	$139,400

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ADUS Announces Second-Quarter 2022 Financial Results

August 1, 2022

ADDUS HOMECARE CORPORATION AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(Amounts in thousands)

(Unaudited)

	June 30,
	2022	2021
Assets
Current assets
Cash	$120,917	$139,400
Accounts receivable, net	124,554	138,270
Prepaid expenses and other current assets	10,901	12,740

Total current assets	256,372	290,410

Property and equipment, net	17,733	18,708

Other assets
Goodwill	574,752	469,476
Intangible assets, net	74,464	67,247
Deferred tax assets, net	—	6,128
Operating lease assets	41,207	37,191

Total other assets	690,423	580,042

Total assets	$964,528	$889,160

Liabilities and stockholders’ equity

Current liabilities
Accounts payable	$21,346	$23,942
Accrued payroll	39,432	33,836
Accrued expenses	38,054	35,717
Government stimulus advance	16,735	8,094
Accrued workers compensation	12,437	14,382
Current portion of long-term debt, net of debt issuance costs	—	973

Total current liabilities	128,004	116,944

Long-term debt, less current portion, net of debt issuance costs	196,342	193,714
Long-term lease liability, less current portion	38,343	34,339
Other long-term liabilities	2,062	108

Total long-term liabilities	236,747	228,161

Total liabilities	364,751	345,105

Total stockholders’ equity	599,777	544,055

Total liabilities and stockholders’ equity	$964,528	$889,160

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ADUS Announces Second-Quarter 2022 Financial Results

August 1, 2022

ADDUS HOMECARE CORPORATION AND SUBSIDIARIES

Net Service Revenue by Segment

(Amounts in thousands)

(Unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2022	2021	2022	2021
Net Service Revenues by Segment

Personal Care	$174,330	$176,267	$343,962	$341,135
Hospice	52,074	36,909	99,801	73,003
Home Health	10,536	4,717	19,811	9,057

Total Revenue	$236,940	$217,893	$463,574	$423,195

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ADUS Announces Second-Quarter 2022 Financial Results

August 1, 2022

ADDUS HOMECARE CORPORATION AND SUBSIDIARIES

Key Statistical and Financial Data (Unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2022	2021	2022	2021
Personal Care

States served at period end	—	—	21	22
Locations at period end	—	—	161	164
Average billable census total	37,501	38,493	37,041	38,410
Billable hours (in thousands)	7,373	7,650	14,474	15,187
Average billable hours per census per month	65.2	65.9	64.8	65.6
Billable hours per business day	113,426	117,688	112,198	117,729
Revenues per billable hour	$23.58	$22.60	$23.61	$22.42
Organic growth
- Revenue	2.5%	7.4%	1.7%	5.9%

Hospice

Locations served at period end	—	—	33	33
Admissions	3,281	2,252	6,596	4,646
Average daily census	3,333	2,460	3,323	2,430
Average discharge length of stay	83.8	89.3	84.0	95.6
Patient days	303,289	223,901	578,777	439,908
Revenue per patient day	$171.70	$164.85	$172.43	$165.95
Organic growth
- Revenue	2.5%	(8.4)%	3.4%	(8.4)%
- Average daily census	6.1%	(14.3)%	6.6%	(27.2)%

Home Health

Locations served at period end	—	—	12	10
New Admissions	3,351	1,186	6,687	2,354
Recertifications	1,409	738	2,725	1,395
Total Volume	4,760	1,924	9,412	3,749
Visits	68,452	31,582	133,665	59,247
Organic growth
- Revenue	24.6%	24.7%	12.6%	11.5%
- New admissions	25.2%	29.5%	13.9%	21.5%
- Volume	20.6%	19.9%	16.5%	12.3%

Percentage of Revenues by Payor:

Personal Care
State, local and other governmental programs	49.0%	50.2%	49.2%	49.6%
Managed care organizations	46.2	44.7	45.9	45.2
Private duty	2.7	2.9	2.7	2.9
Commercial	1.2	1.5	1.2	1.5
Other	0.9%	0.7%	1.0%	0.8%

Hospice
Medicare	90.5%	93.3%	90.8%	93.8%
Commercial	5.2	2.6	5.0	2.0
Managed care organizations	3.8	3.8	3.7	3.9
Other	0.5%	0.3%	0.5%	0.3%

Home Health
Medicare	72.1%	81.1%	72.7%	80.9%
Managed care organizations	21.5	17.4	21.0	17.9
Commercial	6.2	1.5	6.1	1.2
Other	0.2%	0.0%	0.2%	0.0%

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ADUS Announces Second-Quarter 2022 Financial Results

August 1, 2022

ADDUS HOMECARE CORPORATION AND SUBSIDIARIES

Reconciliation of Non-GAAP Financial Measures

(amounts in thousands, except per share data)

(Unaudited) (1)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2022	2021	2022	2021
Reconciliation of Adjusted EBITDA to Net Income: (2)

Net income	$11,250	$11,597	$19,720	$20,491

Interest expense, net	1,878	1,231	3,640	2,425
(Gain) Loss on sale of assets	(2)	16	(2)	16
Income tax expense	3,766	4,220	7,047	6,302
Depreciation and amortization	3,609	3,587	7,130	7,188
Impact of retroactive Illinois rate increase, net	—	(1,438)	—	—
COVID-19 expense, net	—	—	—	(591)
Acquisition and de novo expenses	1,831	2,245	4,624	3,720
Stock-based compensation expense	2,680	2,525	5,165	4,764
Restructure and other non-recurring costs	89	352	186	754

Adjusted EBITDA	$25,101	$24,335	$47,510	$45,069

Reconciliation of Adjusted Net Income to Net Income: (3)

Net income	$11,250	$11,597	$19,720	$20,491

(Gain) Loss on sale of assets, net of tax	(1)	12	(1)	12
Impact of retroactive Illinois rate increase, net of tax	—	(1,054)	—	—
COVID-19 expense, net of tax	—	—	—	(479)
Acquisition and de novo expenses, net of tax	1,394	1,790	3,407	3,142
Stock-based compensation expense, net of tax	2,013	1,851	3,804	3,666
Restructure and other non-recurring costs, net of tax	66	258	137	584

Adjusted Net Income	$14,722	$14,454	$27,067	$27,416

Reconciliation of Net Income per Diluted Share to Adjusted Net Income per Diluted Share: (4)

Net income per diluted share	$0.70	$0.72	$1.22	$1.28

Impact of retroactive Illinois rate increase per diluted share	—	(0.07)	—	—
COVID-19 expense, net per diluted share	—	—	—	(0.03)
Acquisition and de novo expenses per diluted share	0.08	0.11	0.21	0.20
Restructure and other non-recurring costs per diluted share	—	0.02	0.01	0.04
Stock-based compensation expense per diluted share	0.13	0.12	0.24	0.22

Adjusted net income per diluted share	$0.91	$0.90	$1.68	$1.71

Reconciliation of Net Service Revenues to Adjusted Net Service Revenues: (5)

Net service revenues	$236,940	$217,893	$463,574	$423,195

Revenues associated with the closure of certain sites	—	(619)	—	(1,287)

Adjusted net service revenues	$236,940	$217,274	$463,574	$421,908

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ADUS Announces Second-Quarter 2022 Financial Results

August 1, 2022

Footnotes:

(1) The Company defined adjusted net income, adjusted EBITDA, and adjusted diluted earnings per share to exclude net COVID expenses arising from the pandemic from the second quarter of 2020 to the first quarter of 2021.

(2) We define Adjusted EBITDA as earnings before interest expense, other non-operating income, taxes, depreciation, amortization, acquisition and de novo expense, stock-based compensation expense, restructure and other non-recurring costs, gain or loss on the sale of assets and retroactive rate increases from Illinois. Adjusted EBITDA is a performance measure used by management that is not calculated in accordance with generally accepted accounting principles in the United States (GAAP). It should not be considered in isolation or as a substitute for net income, operating income or any other measure of financial performance calculated in accordance with GAAP.

(3) We define Adjusted Net Income as net income before acquisition and de novo expenses, stock-based compensation expenses, restructure and other non-recurring costs, gain or loss on the sale of assets and retroactive rate increases from Illinois. Adjusted Net Income is a performance measure used by management that is not calculated in accordance with generally accepted accounting principles in the United States (GAAP). It should not be considered in isolation or as a substitute for net income, operating income or any other measure of financial performance calculated in accordance with GAAP.

(4) We define Adjusted diluted earnings per share as earnings per share, adjusted for acquisition and de novo expenses, stock-based compensation expense, restructure and other non-recurring costs, gain or loss on the sale of assets and retroactive rate increases from Illinois. Adjusted diluted earnings per share is a performance measure used by management that is not calculated in accordance with generally accepted accounting principles in the United States (GAAP). It should not be considered in isolation or as a substitute for net income, operating income or any other measure of financial performance calculated in accordance with GAAP.

(5) We define Adjusted net service revenues as revenue adjusted for the closure of certain sites. Adjusted net service revenues is a performance measure used by management that is not calculated in accordance with generally accepted accounting principles in the United States (GAAP). It should not be considered in isolation or as a substitute for net income, operating income or any other measure of financial performance calculated in accordance with GAAP.

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